UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Telesat Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
160 Elgin Street, Suite 2100 Ottawa, Ontario, Canada K2P 2P7 Canada (613) 748-8700	K2P 2P7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common shares, no par value per share	The Nasdaq Stock Market LLC
Class B variable voting shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259481 Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Class A common shares and Class B variable voting shares of Telesat Corporation. The description of the Class A common shares and Class B variable voting shares contained under the heading “Description of Telesat Corporation Shares” in the registration statement initially filed with the Securities and Exchange Commission on April 26, 2021, as amended from time to time (File No. 333-255518) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELESAT CORPORATION

Date: November 18, 2021	By:	/s/ Christopher DiFrancesco
		Name:	Christopher DiFrancesco
		Title:	Vice President, General Counsel and Secretary